  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Fourth Quarter and Annual 2023 Financial and Operating Results

LAS VEGAS, February 28, 2024 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software, and a Salesforce and AWS partner, today announced results for the 2023 fourth quarter and fiscal year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights
•Revenue was $112.1 million for the 2023 fourth quarter, an increase of 3.2% compared to $108.6 million for the same period last year.
•Annualized Recurring Revenue was $432.3 million for the 2023 fourth quarter, an increase of 2.9% compared to $420.0 million for the same period last year.
•Active Clients as of December 31, 2023 were 3,038, an increase of 0.6% compared to 3,020 Active Clients as of December 31, 2022.
•Revenue Retention Rate was 90% and 92% for the trailing 12 months ended December 31, 2023 and 2022, respectively.
•Gross margin was 61.0% for the 2023 fourth quarter compared to 64.5% for the same period last year.
•Operating income was $11.5 million for the 2023 fourth quarter compared to an operating loss of $5.6 million for the same period last year.
•Non-GAAP Operating Income was $19.3 million for the 2023 fourth quarter compared to $15.0 million for the same period last year.
•Net income was $9.4 million for the 2023 fourth quarter compared to a net loss of $5.3 million for the same period last year.
•Non-GAAP Net Income was $17.1 million for the 2023 fourth quarter compared to $15.3 million for the same period last year.
•Adjusted EBITDA for the 2023 fourth quarter was $21.3 million compared to $18.3 million for the same period last year.
•Basic and diluted earnings per share attributable to common stockholders was a net earnings per share of $0.10 and $0.10, respectively, for the 2023 fourth quarter compared to a basic and diluted net loss per share of $0.06 and $0.06, respectively, for the same period last year.

Full Year 2023 Financial Highlights
•Revenue was $431.5 million for 2023, an increase of 5.3% compared to $409.7 million for 2022.
•Gross margin was 62.3% for 2023 compared to 62.8% for 2022.
•Operating income was $43.8 million for 2023 compared to $8.1 million for 2022.
•Non-GAAP Operating Income was $66.1 million for 2023 compared to $49.8 million for 2022.
•Net income was $26.1 million for 2023 compared to a net loss of $2.5 million for 2022.
•Basic and diluted net earnings per share attributable to common stockholders was a net earnings per share of $0.29 and $0.29, respectively, for 2023 compared to a basic and diluted net loss per share of $0.03 and $0.03, respectively for 2022.
•Non-GAAP Net Income was $48.4 million for 2023 compared to $39.2 million for 2022.
•Adjusted EBITDA was $71.9 million for 2023 compared to $52.3 million for 2022.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Fourth Quarter 2023 Company Highlights

Rimini Street Announces Fiscal Fourth Quarter and Annual 2023 Financial and Operational Results	page 2

•Announced representative new clients who switched to, or existing clients who expanded their agreements with, Rimini Street, including:
◦MYOB – Australian SaaS provider selected Rimini Street's Rimini ONE™ for comprehensive support and managed services for its Siebel platform, aiming to streamline operations and enhance system reliability.
◦Pacific Textiles – Hong Kong-based global leader in the textile manufacturing industry- selected Rimini Support™ for its SAP S/4HANA system, enabling faster, more comprehensive IT support that significantly reduces costs and improves system uptime.
◦santec – a Japanese-based global photonics company, leveraged Rimini Consult™ for SAP to guide and support a major corporate restructuring by splitting the company into four separate entities.
•Announced Rimini Consult™ for Salesforce®, an expansion of its Salesforce services, offering comprehensive consulting services to maximize client ROI and leverage the Salesforce platform effectively.
•Announced the general availability of support, managed, and consulting services for Salesforce ClickSoftware, extending the life and value of client deployments beyond the December 31, 2023 end-of-life deadline.
•Closed nearly 7,900 support cases and delivered more than 11,200 tax, legal and regulatory updates to clients across 32 countries, while achieving an average client satisfaction rating on the Company’s support delivery of 4.9 out of 5.0 (where 5.0 is rated excellent).
•Recognized with prestigious culture awards: Great Place to Work® Certifications in Singapore and Japan and ranked among the Top 50 of India's Best Workplaces™ in the IT & IT-BPM category.

Business Outlook
The Company is continuing to suspend guidance until there is more clarity around impacts from current litigation activity before the U.S. Federal courts in the Company’s ongoing litigation with Oracle.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the fourth quarter and full year 2023 results and offer commentary on 2024 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on February 28, 2024. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference call by dialing 1-800-836-8184. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables within this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software and a Salesforce and AWS partner. The Company has operations globally and offers a comprehensive family of unified solutions to run, manage, support, customize, configure, connect, protect, monitor, and optimize enterprise application, database, and technology software, and enables clients to achieve better business outcomes, significantly reduce costs and reallocate resources for innovation. To date, over 5,500 Fortune 500, Fortune Global 100, midmarket, public sector, and other organizations from a broad range of industries have relied on Rimini Street as their trusted enterprise software solutions provider. To learn more, please visit riministreet.com, and connect with Rimini Street on Twitter, Instagram, Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “continue,” “could,” “currently,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These

Rimini Street Announces Fiscal Fourth Quarter and Annual 2023 Financial and Operational Results	page 3

risks and uncertainties include, but are not limited to, adverse developments in and costs associated with defending pending litigation or any new litigation, including the disposition of pending motions to appeal and any new claims; additional expenses to be incurred in order to comply with injunctions against certain of our business practices and the impact on future period revenue and costs; changes in the business environment in which Rimini Street operates, including the impact of any recessionary economic trends and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to attract and retain clients and further penetrate our client base; significant competition in the software support services industry; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our ability to sustain or achieve revenue growth or profitability, manage our cost of revenue and accurately forecast revenue; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle; risks relating to retention rates, including our ability to accurately predict retention rates; the loss of one or more members of our management team; our ability to attract and retain additional qualified personnel, including sales personnel, and retain key personnel; challenges of managing growth profitably; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate tax reserves; the impact of environmental, social and governance (ESG) matters; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the transition to SOFR or other interest rate benchmarks; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on February 28, 2024, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

© 2024 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2023 Financial and Operational Results	page 4

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$115,424	$109,008
Restricted cash	428	426
Accounts receivable, net of allowance of $656 and $723, respectively	119,430	116,093
Deferred contract costs, current	17,934	17,218
Short-term investments	9,826	20,115
Prepaid expenses and other	25,647	18,846
Total current assets	288,689	281,706
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $18,231 and $15,441, respectively	10,496	6,113
Operating lease right-of-use assets	5,941	7,142
Deferred contract costs, noncurrent	23,559	23,508
Deposits and other	6,109	7,057
Deferred income taxes, net	59,002	65,515
Total assets	$393,796	$391,041
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$5,912	$4,789
Accounts payable	5,997	8,040
Accrued compensation, benefits and commissions	38,961	37,459
Other accrued liabilities	18,128	32,676
Operating lease liabilities, current	4,321	4,223
Deferred revenue, current	263,115	265,840
Total current liabilities	336,434	353,027
Long-term liabilities:
Long-term debt, net of current maturities	64,228	70,003
Deferred revenue, noncurrent	23,859	34,081
Operating lease liabilities, noncurrent	6,841	9,094
Other long-term liabilities	1,930	2,006
Total liabilities	433,292	468,211
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 89,595 and 88,517 shares, respectively	9	9
Additional paid-in capital	167,988	156,401
Accumulated other comprehensive loss	(4,167)	(4,195)
Accumulated deficit	(202,210)	(228,269)
Treasury stock	(1,116)	(1,116)
Total stockholders' deficit	(39,496)	(77,170)
Total liabilities, redeemable preferred stock and stockholders' deficit	$393,796	$391,041

Rimini Street Announces Fiscal Fourth Quarter and Annual 2023 Financial and Operational Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$112,111	$108,621	$431,496	$409,662
Cost of revenue	43,712	38,563	162,513	152,385
Gross profit	68,399	70,058	268,983	257,277
Operating expenses:
Sales and marketing	34,983	39,181	142,339	143,018
General and administrative	17,568	18,100	73,044	75,367
Impairment charges related to operating lease right-of-use assets	—	3,013	—	3,013
Reorganization costs	—	2,525	59	2,525
Litigation costs and related recoveries:
Litigation settlement expense	2,743	—	2,743	—
Professional fees and other costs of litigation	1,558	12,817	7,033	25,654
Insurance costs and recoveries, net	—	—	—	(389)
Litigation costs and related recoveries, net	4,301	12,817	9,776	25,265
Total operating expenses	56,852	75,636	225,218	249,188
Operating income (loss)	11,547	(5,578)	43,765	8,089
Non-operating income and (expenses):
Interest expense	(1,383)	(1,296)	(5,522)	(4,271)
Other income (expenses), net	1,189	2,684	2,989	(13)
Income (loss) before income taxes	11,353	(4,190)	41,232	3,805
Income taxes	(2,002)	(1,082)	(15,173)	(6,285)
Net income (loss)	$9,351	$(5,272)	$26,059	$(2,480)

Net income (loss) attributable to common stockholders	$9,351	$(5,272)	$26,059	$(2,480)

Net income (loss) per share attributable to common stockholders:
Basic	$0.10	$(0.06)	$0.29	$(0.03)
Diluted	$0.10	$(0.06)	$0.29	$(0.03)
Weighted average number of shares of Common Stock outstanding:
Basic	89,462	88,355	89,073	87,672
Diluted	89,695	88,355	89,536	87,672

Rimini Street Announces Fiscal Fourth Quarter and Annual 2023 Financial and Operational Results	page 6

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Non-GAAP operating income reconciliation:
Operating income (loss)	$11,547	$(5,578)	$43,765	$8,089
Non-GAAP adjustments:
Litigation costs and related recoveries, net	4,301	12,817	9,776	25,265
Stock-based compensation expense	3,465	2,242	12,522	10,895
Impairment charges related to operating lease right-of-use assets	—	3,013	—	3,013
Reorganization costs	—	2,525	59	2,525
Non-GAAP operating income	$19,313	$15,019	$66,122	$49,787
Non-GAAP net income reconciliation:
Net income (loss)	$9,351	$(5,272)	$26,059	$(2,480)
Non-GAAP adjustments:
Litigation costs and related recoveries, net	4,301	12,817	9,776	25,265
Stock-based compensation expense	3,465	2,242	12,522	10,895
Impairment charges related to operating lease right-of-use assets	—	3,013	—	3,013
Reorganization costs	—	2,525	59	2,525
Non-GAAP net income	$17,117	$15,325	$48,416	$39,218
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$9,351	$(5,272)	$26,059	$(2,480)
Non-GAAP adjustments:
Interest expense	1,383	1,296	5,522	4,271
Income taxes	2,002	1,082	15,173	6,285
Depreciation and amortization expense	826	633	2,827	2,504
EBITDA	13,562	(2,261)	49,581	10,580
Non-GAAP adjustments:
Litigation costs and related recoveries, net	4,301	12,817	9,776	25,265
Stock-based compensation expense	3,465	2,242	12,522	10,895
Impairment charges related to operating lease right-of-use assets	—	3,013	—	3,013
Reorganization costs	—	2,525	59	2,525
Adjusted EBITDA	$21,328	$18,336	$71,938	$52,278
Calculated Billings:
Revenue	$112,111	$108,621	$431,496	$409,662
Deferred revenue, current and noncurrent, end of the period	286,974	299,921	286,974	299,921
Deferred revenue, current and noncurrent, beginning of the period	238,399	248,187	299,921	300,268
Change in deferred revenue	48,575	51,734	(12,947)	(347)
Calculated billings	$160,686	$160,355	$418,549	$409,315

Rimini Street Announces Fiscal Fourth Quarter and Annual 2023 Financial and Operational Results	page 7

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense, reorganization costs and impairment charge related to operating right-of-use assets. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense, reorganization costs and impairment charge related to operating right-of-use assets. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2023 Financial and Operational Results	page 8

Impairment Charges Related to Operating Lease Right-of-Use Assets: This relates to impairment charges on our leased assets for a portion of one of our locations as we no longer use the space and have revised our estimated loss.

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense, impairment charges related to operating right-of-use assets and reorganization costs, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com